Exhibit 99.1

UCB agrees to acquire Ra Pharmaceuticals: Joining forces to improve treatment options for people living with myasthenia gravis and other rare diseases

•            Will enhance UCB’s leadership potential in myasthenia gravis by adding zilucoplan, a peptide inhibitor of complement component 5 (C5) currently in phase 3, to the UCB pipeline alongside to UCB’s rozanolixizumab, an FcRn targeting antibody also in phase 3

•            Will enrich UCB’s pipeline; zilucoplan is a novel, potentially best-in-class investigational molecule also being evaluated in other complement-mediated diseases including amyotrophic lateral sclerosis (ALS) and immune-mediated necrotizing myopathy (IMNM). UCB will develop and, if approved, launch zilucoplan worldwide, accelerating and diversifying company growth

•            Will accelerate UCB’s long-term innovation capabilities through the addition of Ra Pharmaceuticals ExtremeDiversity™ technology platform

•            Plan to maintain productive and innovative Ra Pharma unit in Cambridge, MA, to complement UCB’s research hubs

•            The acquisition will enable accelerated top and bottom line growth from 2024 onwards

•            Total transaction value of approximately US$ 2.1 billion / € 2.0 billion (net of Ra Pharma cash) based on US$ 48 in cash per Ra Pharmaceuticals share
(approximately US$ 2.5bn / € 2.2bn)

•            This acquisition will not impact UCB’s 2019 financial guidance. It would be dilutive to UCB’s mid-term earnings level and hence move the mid-term target of UCB reaching a rEBITDA ratio (to revenue) of 31% to 2022 from 2021 as previously guided.

Brussels (Belgium) and Cambridge, Mass, 10 October 2019 — 7:00 (CEST) - regulated information — inside information — UCB and Ra Pharmaceuticals Inc. (NASDAQ: RARX, Ra Pharma) announced today their entry into a merger agreement pursuant for which UCB will acquire Ra Pharma. Under the terms of the agreement, Ra Pharma shareholders will receive US$ 48 in cash for each Ra Pharma share at closing. The Boards of Directors of both companies have unanimously approved the transaction, which remains subject to approval by Ra Pharma shareholders and to obtaining antitrust clearance and other customary closing conditions.

Ra Pharma is a clinical-stage biopharmaceutical company leveraging a proprietary peptide chemistry platform to develop novel therapeutics for the treatment of serious diseases caused by excessive or uncontrolled activation of the complement system, a critical component of the innate immune system. The company was founded in 2008 and is headquartered in Cambridge, MA, U.S. The company’s ExtremeDiversity™ platform enables the production of synthetic macrocyclic peptides combining the diversity and specificity of antibodies with the pharmacological properties of small molecules.
Ra Pharma’s phase 3 product candidate, zilucoplan, is a once-daily self-administered, subcutaneous peptide inhibitor of C5. In December 2018, Ra Pharma announced positive top-line results from a phase 2 trial of zilucoplan in patients with generalized myasthenia gravis (gMG), achieving clinically meaningful and statistically significant reductions in both primary and key secondary endpoints. Zilucoplan is currently being tested in phase 3 for the treatment of gMG with top-line results expected in early 2021. Further indications that are potentially addressable by zilucoplan include immune-mediated necrotizing myopathy (IMNM), amyotrophic lateral sclerosis (ALS) and other tissue-based complement-mediated disorders with high unmet medical need. Ra Pharma is also developing an extended release formulation of zilucoplan, as well as a potential first-in-class oral small molecule C5 inhibitor.

Jean-Christophe Tellier, CEO UCB said: “Ra Pharma is an excellent strategic fit addressing multiple areas of UCB’s patient value growth strategy. Upon closing, the acquisition will add to our strong internal growth opportunities — six potential product launches in the next five years, strengthening our neurology and immunology franchises with late and early-state pipeline projects. In addition, the combination will provide us with the opportunity to become a leader in treating people living with myasthenia gravis, an auto-antibody mediated neurological orphan disease with high unmet medical need, as well as adding a highly productive technology platform to our innovation engine.”

Strategic Rationale

The proposed acquisition is part of UCB’s strategic growth path, namely the “Accelerate and Expand” phase since January 2019. The addition of Ra Pharma’s ‘pipeline in a product’ investigational peptide C5 inhibitor zilucoplan alongside UCB’s anti-FcRn rozanolixizumab, could create an opportunity to provide more people living with myasthenia gravis with better treatment options. Beyond myasthenia gravis, this acquisition has the potential to enable UCB to offer new treatment opportunities for several rare diseases in neurology and immunology as well as different delivery forms, including extended release and orally available product. The combined portfolio may also offer synergies in the outreach to people with rare diseases and the health care market.

Additionally, UCB would gain access to a proprietary technology platform to produce synthetic macrocyclic peptides. The platform, known as ExtremeDiversity™, is based on messenger ribonucleic acid (mRNA) display and combines the diversity, specificity and high affinity of therapeutic antibodies with the attractive pharmacological properties of small molecules. It has the potential to augment UCB’s drug discovery capabilities and provide access to Ra Pharma’s proven expertise and talent in this area. UCB will also further strengthen its presence in the U.S., in particular the innovation hub in the Boston, Massachusetts area (U.S.).

Doug Treco, Ph.D., President and Chief Executive Officer of Ra Pharmaceuticals commented: “UCB shares our commitment to the rare disease patient community and our goal of developing novel, accessible, and cost-effective therapies in the areas of immunology and neurology. I firmly believe it is the right partner for us to advance new treatment options from our unique early and late stage pipeline to patients. Ra Pharma’s technology platform is an ideal addition to UCB’s leading innovation capabilities, and our scientists are looking forward to working with the entire team at UCB.”

Transaction Terms, Approvals and Timing to Close

Upon closing, Ra Pharma shareholders will receive US$48.00 for each Ra Pharma share (approximately US$2.5bn/€2.2bn), which represents a transaction value of approximately US$ 2.1 billion / €2.0 billion, net of Ra Pharma cash. The cash consideration represents an approximately 93% premium to Ra Pharma shareholders based on the 30-day volume weighted average closing stock price of Ra Pharma prior to signing. The transaction has been unanimously approved by the Boards of Directors of both, UCB and Ra Pharma and remains subject to approval by Ra Pharma shareholders, obtaining anti-trust clearance and other customary closing conditions. UCB and Ra Pharma expect to complete the transaction by the end of Q1 2020.

Funding

The acquisition of Ra Pharma will be financed by a combination of existing cash resources and new bank term loans, arranged and underwritten by BNP Paribas Fortis and Bank of America Merrill Lynch. Pro-forma for this acquisition, UCB’s new net debt / rEBITDA ratio would be in the range between 1.5 and 2.0 times with rapid de-leveraging expected allowing UCB to maintain significant balance sheet flexibility.

Financial Guidance

This acquisition will not impact UCB’s 2019 financial guidance. The acquisition would be dilutive to UCB’s mid-term earnings level due to R&D investments. As a result, the mid-term target of UCB reaching a rEBITDA ratio (to revenue) of 31% would move to 2022 from 2021 as previously guided. The acquisition is expected to be core EPS accretive from 2024 onwards and would enable accelerated top and bottom line growth for UCB from 2024 onwards.

Advisors

Bank of America Merrill Lynch and Lazard are acting as financial advisors to UCB in relation to the transaction. Covington & Burling LLP is acting as legal advisor to UCB on this transaction.

Centerview Partners is acting as exclusive financial advisor to Ra Pharma on this transaction. Latham & Watkins LLP is acting as legal advisor to Ra Pharma on this transaction.

Conference call

Today, at 9:00am (EDT) / 2:00pm (BST) / 15:00 (CEST), UCB will host a conference call for the financial community. The login details can also be found on: https://www.ucb.com/investors/.

US: +1 6467224916;     UK: +442071943759;     Belgium: +3224035816;     France: +33 172727403

PIN: 20542874#

About Generalized Myasthenia Gravis (gMG)

Generalized myasthenia gravis is an unpredictable, chronic auto-immune condition in which auto-antibodies attack specific proteins in the neuro-muscular junction. This disrupts the way that nerves can communicate with muscles, resulting in muscle weakness and fatigue. Both men and women are impacted equally, and it can occur at any age and in any race. Myasthenia Gravis is a rare disease impacting almost 200,000 patients in the US, EU and Japan (Gilhus N, N Engl J Med 2016;375:2570-812015). Those living with gMG can experience a variety of symptoms, including drooping eyelids and double vision as well as severe muscular weakness that can result in life threatening weakness of muscles of respiration.

About Immune-Mediated Necrotizing Myopathy (IMNM)

Immune-mediated necrotizing myopathy (IMNM) is a rare, serious, progressive neurological condition marked by severe proximal (for example hip and shoulder) muscle weakness. Auto-immune myopathies have a prevalence of around 15 cases per 100,000 with IMNM about 10-15% of all IMM cases. This suggests that there are about 6,000 people with IMNM in the US. affects more than 6,000 patients in each of the US and EU. (Anquetil et al. Autoimmunity Reviews 18 (2019) 223—230) IMNM is only recently understood to be a distinct entity within the broad group of idiopathic inflammatory myopathies and as of yet there are no approved therapies.

Amyotrophic Lateral Sclerosis (ALS) is a rare and progressive degenerative disease of the motor neurons affecting more than 200,000 people globally (30,000 in the US alone). in the central nervous system (brain and spinal cord) involved in muscle movement, leading to muscle weakness and ultimately paralysis. For more information, please visit www.ALS.org

Zilucoplan is a macrocyclic peptide designed to bind complement C5 with sub-nanomolar affinity and allosterically inhibit its cleavage into C5a and C5b upon activation of the classical, alternative, or lectin pathways and block the membrane attack complex (MAC) assembly. Zilucoplan is in clinical development at Ra Pharmaceuticals and is not approved in any region of the world. In addition to a recently-initiated phase 3 study in gMG and an upcoming phase 2 study in IMNM, zilucoplan was selected as one of the first drugs to be tested in a multi-center ALS platform study sponsored by the Sean M. Healey & AMG Center for ALS at Mass General.

About Ra Pharmaceuticals Inc.

Ra Pharma is a clinical-stage biopharmaceutical company focused on leading the field of complement biology to bring innovative and accessible therapies to patients with rare diseases. RA Pharma discovers and develops peptides and small molecules to target key components of the complement cascade. For more information, please visit: www.Ra Pharma.com.

About UCB

UCB, Brussels, Belgium (www.ucb.com) is a global biopharmaceutical company focused on the discovery and development of innovative medicines and solutions to transform the lives of people living with severe diseases of the immune system or of the central nervous system. With more than 7 500 people in approximately 40 countries, UCB generated revenue of € 4.6 billion in 2018. UCB is listed on Euronext Brussels (symbol: UCB). Follow us on Twitter: @UCB_news

For further information —

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Global Communications, UCB	Investor Relations, UCB
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Ra Pharmaceuticals, Inc.

Investors:

Ra Pharmaceuticals, Inc.

Natalie Wildenradt, 617-674-9874

nwildenradt@rapharma.com

Media:

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Forward looking statements UCB

This press release contains forward-looking statements based on current plans, estimates and beliefs of management. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial information, expected legal, political, regulatory or clinical results and other such estimates and results. By their nature, such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions which could cause actual results to differ materially from those that may be implied by such forward-looking statements contained in this press release. Important factors that could result in such differences include: changes in general economic, business and competitive conditions, the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms, costs associated with research and development, changes in the prospects for products in the pipeline or under development by UCB, effects of future judicial decisions or governmental investigations, product liability claims, challenges to patent protection for products or product candidates, changes in laws or regulations, exchange rate fluctuations, changes or uncertainties in tax laws or the administration of such laws and hiring and retention of its employees.

Additionally, information contained in this document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction. UCB is providing this information as of the date of this document and expressly disclaims any duty to update any information contained in this press release, either to confirm the actual results or to report a change in its expectations.

There is no guarantee that new product candidates in the pipeline will progress to product approval or that new indications for existing products will be developed and approved. Products or potential products which are the subject of partnerships, joint ventures or licensing collaborations may be subject to differences between the partners. Also, UCB or others could discover safety, side effects or manufacturing problems with its products after they are marketed.

Moreover, sales may be impacted by international and domestic trends toward managed care and health care cost containment and the reimbursement policies imposed by third-party payers as well as legislation affecting biopharmaceutical pricing and reimbursement.

Forward-Looking Statements of Ra Pharmaceuticals

Certain statements contained in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements regarding the merger and the ability to consummate the merger.  These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions.  Statements that are not historical facts are forward-looking statements.  Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.  Forward-looking statements speak only as of the date they are made, and Ra Pharma undertakes no obligation to update any of them publicly in light of new information or future events.  Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Ra Pharma may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) Ra Pharma’s business may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings that may arise related to the merger; (6) Ra Pharma may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all.  If the merger is consummated, Ra Pharma shareholders will cease to have any equity interest in Ra Pharma and will have no right to participate in its earnings and future growth.  Additional factors that may affect the future results of Ra Pharma are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018, which is available on the SEC’s website at www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Additional Information

A special shareholder meeting will be announced soon to obtain shareholder approval in connection with the proposed merger between the Ra Pharma and a subsidiary of UCB.  Ra Pharma expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger.  Investors of Ra Pharma are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company, UCB and the proposed merger.  Investors may obtain a free copy of these materials (when they are available) and other documents filed by Ra Pharma with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at https://rapharma.com or by sending a written request to the Company at 87 Cambridge Park Drive, Cambridge, Massachusetts 02140, Attention: Legal.

Participants in the Solicitation

Ra Pharma and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Ra Pharma’s shareholders in connection with the proposed merger will be set forth in Ra Pharma’s definitive proxy statement for its special shareholder meeting.  Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.